UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 27, 2016, Art’s-Way Manufacturing Co., Inc. (the “Company”), as borrower, and Art’s-Way Scientific, Inc., Art’s-Way Vessels, Inc., and Ohio Metal Working Products/Art’s-Way, Inc., as guarantors, entered in a Loan Modification Agreement (the “USB Loan Modification”) with U.S. Bank National Association (“USB”), relating to the Company’s financing obligations to USB, which include a term note dated May 10, 2012 in the original principal amount of $880,000, a revolving credit note dated May 1, 2013 in the original principal amount of $8,000,000 (the “Line of Credit”), term notes dated May 1, 2013 in the original principal amounts of $1,006,500, $1,143, 600 and $1,833,510.26 (collectively, the “2013 Term Notes”), a term note dated May 29, 2014 in the original principal amount of $1,000,000 (the “2014 Term Note”), and a promissory note dated July 16, 2015 in the original principal amount of $1,000,000 relating to the Company’s dealer financing program (the “2015 Line of Credit”) (such loans, collectively, and with modifications, interest, fees and expenses relating thereto, the “Obligations”).

The USB Loan Modification amends the maturity date on the Line of Credit and the 2015 Line of Credit to May 1, 2017. Additionally, the USB Loan Modification: (i) reduces the available loan amount on the Line of Credit from $8 million to $6 million and on the 2015 Line of Credit from $1.5 million to $200 thousand; (ii) increases the minimum interest rate on both lines of credit from 3.50% per annum to 4.50% per annum; (iii) and implements an unused fee on both lines of credit, which will accrue at the rate of 0.25% per annum on the average daily amount by which the amount available for borrowing under each line of credit exceeds the outstanding principal amount relating to such line; (iv) amends the inventory component of the borrowing base calculation under the Line of Credit to be capped at $4 million and clarifies that amounts drawn under the 2015 Line of Credit will reduce the borrowing base; and (v) requires the Company, in connection with any draws under the 2015 Line of Credit, to provide USB with a security agreement and evidence of USB’s security interest in the equipment relating to any borrowings thereunder.

The USB Loan Modification also amends certain financial covenants that apply to the Line of Credit, the 2013 Term Notes and the 2014 Term Notes. The USB Loan Modification removes the requirement that the Company maintain a debt to tangible net worth ratio of not more than 1.5 to 1.0 as of the end of each fiscal quarter and requires the Company to maintain (i) a fixed charge coverage ratio of not more than 1.15 to 1.10 as of the end of each fiscal quarter (except for the fiscal quarters ended May 31, 2016 and August 31, 2016) , (ii) a fiscal year-to-date fixed charge coverage ratio as of August 31, 2016 of at least 1.0 to 1.0, and (iii) a fiscal year-to-date EBITDA as of May 31, 2016 of at least $700,000 (with EBITDA meaning income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, subject to adjustments in USB’s sole discretion). The USB Loan Modification also requires the Company to provide to USB a detailed backlog report by segment as of the last day of each calendar month not later than 30 days after the end of such calendar month and to deliver along with any financial statements delivered to USB a certificate of compliance executed by the Company’s chief financial officer certifying the Company’s compliance with the financial covenants.

All other terms of the two lines of credit and five term loans with USB remain unchanged, and the agreements relating thereto remain in effect, including the various Business Security Agreements; Pledge Agreements; Mortgage, Security Agreement and Assignment of Rents of Iowa Real Estate; Open-End Mortgage, Security Agreement and Assignment of Rents and Leases (Including Fixture Filing Under Uniform Commercial Code); Collateral Assignment of Dealer’s Notes and Security Agreements; and Continuing Guaranty (Unlimited).

The foregoing description of the material terms of the USB Loan Modification does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the USB Loan Modification, filed herewith and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial statements: None

(b)     Pro forma financial information: None

(c)     Shell Company Transactions: None

(d)     Exhibits:

10.1      Loan Modification Agreement dated April 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2016

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Majeski
Carrie L. Majeski
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

ART’S-WAY MANUFACTURING CO., INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 27, 2016	000-05131

Exhibit No.	ITEM

10.1	Loan Modification Agreement dated April 27, 2016.